Exhibit 99.1

                                           Contacts: Cindy Foor (media)
                                                     214-234-4129
                                                     Marcie  Hyder  (investors)
                                                     214-234-4120

               PEGASUS SOLUTIONS COMPLETES ACQUISITION OF UNIREZ,
            ENHANCING SERVICES TO SMALL HOTEL CHAINS AND INDEPENDENTS

    CONCLUSION OF DEAL SOLIDIFIES PEGASUS' STATUS AS THE TOP GLOBAL PROVIDER OF
                          HOTEL REPRESENTATION SERVICES

DALLAS (DECEMBER 3, 2003) - Pegasus Solutions, Inc. (Nasdaq: PEGS), a leading global provider of hotel reservations-related services and technology, today announced the completion of its acquisition of Unirez, Inc. Pegasus purchased Unirez, one of the fastest growing hotel reservations services companies in the world, for $38 million in cash, subject to post-closing adjustments.

The transaction is expected to generate approximately $10 million in future tax savings that will effectively reduce the purchase price. In addition, the acquisition is expected to be immediately accretive on a cash earnings basis, but Pegasus does not expect it to have a material impact on fourth quarter 2003 cash earnings with only one month remaining in the quarter. There are additional details on the financial impact of the acquisition and the fourth quarter financial outlook in a separate press release, issued today, and in the Form 8-K filed today.

The acquisition of Unirez allows Pegasus to grow its U.S. hotel customer base and enhance its technology offerings to small hotel chains and independents worldwide. With the acquisition of Unirez, Pegasus now represents nearly 7,000 independent and small and mid-size chain hotel properties around the world, including nearly 3,000 in the Americas. Overall, Pegasus serves more than 50,000 hotel properties, as well as a majority of the world's travel agencies.


"The addition of Unirez rounds out our multi-tiered representation strategy for independent and small group hotels by providing a lower-cost distribution service," said John F. Davis III, chairman, president and CEO of Pegasus. "Their outstanding roster of hotels also bolsters our overall presence at the point-of-sale, helping to drive bookings for Pegasus-represented hotels by both traditional and online travel agencies."

From a technology perspective, the web-based Hotel Factory central reservation system created by Unirez significantly enhances the user interface and data management capabilities Pegasus now offers to the properties it represents. Once integration is complete, hotel members of various Pegasus services will be able to take advantage of this technology to enter and control all the information about their hotel, including availability, rates, descriptions, etc. The automated process immediately uploads hotel data into various distribution channels and can be modified at any time.

PAGE  TWO  -  PEGASUS  SOLUTIONS  COMPLETES  ACQUISITION


"Unirez hotel members can expect the same level of outstanding customer service with the flexibility and responsiveness they've come to expect, even while we execute the integration into Pegasus," said Robert J. Boles, Jr., Pegasus' Executive Vice President of Sales and Marketing.

Added CEO Davis: "We intend to fully embrace the speed to market which Unirez embodied. It's one of the things that made Unirez great, and we will integrate that into our culture."

Pegasus intends to fully integrate Unirez into its collection of service offerings in 2004. Unirez employees will be integrated into the functional structure of Pegasus.

ABOUT  PEGASUS
Dallas-based Pegasus Solutions, Inc. (Nasdaq: PEGS) is a leading global provider of hotel reservations-related services and technology. Founded in 1989, Pegasus' customers include a majority of the world's travel agencies and more than 50,000 hotel properties around the globe. Pegasus' services include central reservation systems, electronic distribution services, commission processing and payment services, property management systems, and marketing representation services. The company's representation services, including Utell, are used by nearly 7,000 member hotels in 140 countries, making Pegasus the hotel industry's largest third-party marketing and reservations provider. Pegasus has 18 offices in 11 countries, including regional hubs in London, Scottsdale and Singapore. For more information, please visit www.pegs.com.
                                                                   ------------

CONFERENCE  CALL
Pegasus will host a conference call tomorrow at 10:00 a.m. Central Time for media and industry analysts. To join the call, please dial 1-866-453-5550 in the U.S., or 678-460-1860 outside the U.S. The participant code is 6716688.


Some statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding future events, such as the closing of the transactions described in this press release, financial projections, as well as management's expectations, beliefs, hopes, intentions or strategies regarding the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from current expectations. Factors that could cause or contribute to such difference include, but are not limited to, risks identified in the company's Securities and Exchange Commission filings, including those appearing under the caption Risk Factors in the company's 2002 Annual Report on Form 10-K.

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